Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in this Post–Effective Amendment No. 131 to the Registration Statement on Form N–1A of Variable Insurance Products Fund IV: VIP Communication Services Portfolio, VIP Consumer Discretionary Portfolio, VIP Consumer Staples Portfolio, VIP Industrials Portfolio, and VIP Real Estate Portfolio of our reports dated February 9, 2024; VIP Energy Portfolio, VIP Financials Portfolio, VIP Materials Portfolio, and VIP Technology Portfolio of our reports dated February 12, 2024; VIP Health Care Portfolio and VIP Utilities Portfolio of our reports dated February 13, 2024, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the period ended December 31, 2023. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 12, 2024